Exhibit 5.1

March 19, 2025

Herc Holdings Inc.

27500 Riverview Center Boulevard

Bonita Springs, FL 34134

Re:	Registration Statement on Form S-4 Filed by Herc Holdings Inc.

Ladies and Gentlemen:

We have acted as special Delaware counsel to Herc Holdings Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933, as amended (the “Act”).

In connection with that certain Agreement and Plan of Merger, dated as of February 19, 2025 (the “Merger Agreement”), by and among the Company, HR Merger Sub Inc., a Delaware corporation (“Merger Sub”) and H&E Equipment Services, Inc., a Delaware corporation (“H&E”), the Company proposes to issue shares of its common stock, par value $0.01 per share (the “Common Stock”), pursuant to an offer by the Company, through Merger Sub, to exchange for each outstanding H&E share validly tendered and not validly withdrawn in the Offer and the merger of Merger Sub with and into H&E, with H&E surviving such merger as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). Such shares of Common Stock, when issued in connection with the Offer and the Merger in accordance with the Merger Agreement, are referred to herein as the “Shares.” In this connection, you have requested our opinion as to certain matters arising under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

For the purpose of rendering our opinions as expressed herein, we have been furnished and have reviewed the following documents:

(i) the Certificate of Formation of the Company, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on July 15, 2005, as amended by the Amended and Restated Certificate of Formation of the Company, as filed with the Secretary of State on August 12, 2005, the Certificate of Conversion of the Company, as filed with the Secretary of State on August 31, 2005, the Certificate of Incorporation of the Company, as filed with the Secretary of State on August 31, 2005, the Amended and Restated Certificate of Incorporation as filed with the Secretary of State on December 19, 2005, the Certificate of Amendment of the

Herc Holdings Inc.

March 19, 2025

Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on March 9, 2006, the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on November 20, 2006, the Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State on December 30, 2013, the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on May 14, 2014, the Certificate of Elimination of the Series A Junior Participating Preferred Stock of the Company, as filed with the Secretary of State on May 27, 2015, the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on June 30, 2016, and the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on June 30, 2016 (collectively, the “Certificate of Incorporation”);

(ii) the Amended and Restated By-Laws of the Company, as currently in effect (the “By-Laws”);

(iii) the Merger Agreement;

(iv) the Registration Statement;

(v) a certificate of an officer of the Company (including the resolutions of the board of directors of the Company attached thereto and certified therein) dated on or about the date hereof; and

(vi) a certificate of the Secretary of State, dated on or about the date hereof, as to the good standing of the Company.

With respect to the foregoing documents, we have assumed the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as electronic or other copies and the genuineness of all signatures. For the purpose of rendering our opinions as expressed herein, we have not reviewed any document other than the documents set forth above, and we assume there exists no provision of any other document that bears upon or is inconsistent with our opinions as expressed herein. In addition, we have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents furnished for our review as listed above, the statements of facts and factual information set forth in said documents, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

For purposes of this opinion, we have assumed (i) that the Certificate of Incorporation and the By-Laws are in full force and effect and will not be amended in a manner material to the opinions expressed herein, (ii) that each of the parties to the Merger Agreement (other than the Company) is duly organized, validly existing and in good standing under the laws of the jurisdiction governing its organization, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, and (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us.

Herc Holdings Inc.

March 19, 2025

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, it is our opinion that the Shares have been duly authorized for issuance by the Company pursuant to the Offer and the Merger Agreement under the General Corporation Law and, when the Shares have been issued in accordance with the terms and conditions of the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable under the General Corporation Law.

We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the General Corporation Law as currently in effect, and we have not considered and express no opinion on the effect of any other laws or the laws of any other state or jurisdiction, including state or federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.

Our opinions set forth above do not encompass (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally (including, without limitation, fraudulent transfer or fraudulent conveyance laws); or (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law. In addition, our opinions as set forth above do not encompass any agreement or document referred to, annexed or attached to or incorporated by reference into any of the documents reviewed by us as set forth above.

This opinion speaks only as of the date hereof, and we shall have no obligation to update this opinion in any respect after the date hereof, including with respect to changes in law occurring on or after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

JMZ/BTM